UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2015

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 12, 2015, Proto Labs, Inc. (the “Company”) reorganized its leadership team to align with the needs of the business.  As part of this reorganization, Dr. Donald G. Krantz, who previously held the role of Chief Operating Officer, began serving as the Company’s Executive Vice President and Technology Officer; Dr. Robert Bodor, who previously held the role of Chief Technology Officer, assumed the role of Vice President/General Manager – Americas; and John B. Tumelty, who previously held the role of Managing Director of the Company’s European subsidiary, assumed the role of Vice President/General Manager and Managing Director – Europe, Middle East and Africa.

Responsibility for the function of principal operating officer will be shared under the reorganized leadership team with Dr. Krantz driving operational strategy and Dr. Bodor and Mr. Tumelty responsible for operational execution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	January 15, 2015	By:	/s/ Victoria M. Holt
Victoria M. Holt
President and Chief Executive Officer